EXHIBIT 10.2

KEY EMPLOYEE RESTRICTED PHANTOM UNIT AGREEMENT

UNDER THE

STONEMOR PARTNERS L.P. LONG-TERM INCENTIVE PLAN

This Key Employee Restricted Phantom Unit Agreement (the “Agreement”) entered into as of November 8, 2006, (the “Agreement Date”), by and between StoneMor GP LLC (the “Company”), the general partner of and acting on behalf of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”) and                                         , a key employee of the Company or its Affiliates (the “Participant”).

BACKGROUND:

In order to make certain awards to key employees, directors and consultants of the Company and its Affiliates, the Company maintains on behalf of the Partnership the StoneMor Partners L.P. Long-Term Incentive Plan (the “Plan”). The Plan is administered by the Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of the Company. The Committee has determined to grant to the Participant, pursuant to the terms and conditions of the Plan, an award (the “Award”) of Restricted Phantom Units (also called “Phantom Units”), representing notional limited partner interests in StoneMor Partners L.P. (the “Partnership”). The Participant has determined to accept such Award. Any initially capitalized terms and phrases used in this Agreement, but not otherwise defined herein, shall have the respective meanings ascribed to them in the Plan. All references to Section 5.8 of the Partnership Agreement, and the initially capitalized terms and phrases used in connection with such references, but not otherwise defined herein or in the Plan, shall have the respective meanings ascribed to them in the First Amended and Restated Agreement of Limited Partnership of StoneMor Partners L.P., dated as of September 20, 2004, as it may be amended, or amended and restated, from time to time, or the corresponding clauses thereof.

NOW, THEREFORE, the Company, acting on behalf of the Partnership, and the Participant, each intending to be legally bound hereby, agree as follows:

ARTICLE 1

AWARD OF PHANTOM UNITS

1.1 Grant of Restricted Phantom Units and Vesting. The Participant is hereby granted the following Restricted Phantom Units under the Plan and the following terms shall have the following respective meanings as used hereafter in this Agreement:

Date of Grant	November 8, 2006
Total Number of Time Vested Units
Total Number of Performance Vested Units

The term “Total Number of Restricted Phantom Units”, as used herein, refers to the sum of total number of Time Vested Units plus the total number of Performance Vested Units.

Time Vested Units vest at a percentage rate which is the equal to the smaller of the following clauses (a) or (b): (a) the percentage of Time Vested Units equal to the percentage of Outstanding Subordinated Units which have converted into Common Units on a one-for-one basis pursuant to Section 5.8 of the Partnership Agreement or (b) the percentage rate which is equal to a fraction the numerator of which is the number of months which have elapsed since September 20, 2004 and the denominator of which is 48, it being understood that 52.08% (25 divided by 48) is the applicable percentage on the Date of Grant under this clause (b). For example, if on the second Business Day following November 14, 2007, 25% of the Outstanding Subordinating Units have automatically converted into Common Units pursuant to Section 5.8 of the Partnership Agreement, 25% of the Time Vested Units shall vest (assuming the Participant is then still employed by the Company or its Affiliates), since this is the smaller of clauses (a) or (b).

Performance Vested Units vest at a percentage rate which is the equal to the percentage of Outstanding Subordinated Units which have converted into Common Units on a one-for-one basis pursuant to Section 5.8 of the Partnership Agreement.

All of the Phantom Units shall automatically vest upon a Change of Control (as defined in the Plan), notwithstanding that the Phantom Units have not otherwise vested under the two immediately preceding paragraphs, provided that, at the time of the Change of Control the Participant is then employed by the Company or any of its Affiliates.

Notwithstanding anything to the contrary contained herein, Phantom Units shall not vest until the Company is able to issue freely tradable Common Units to the Participant in compliance with all applicable foreign, federal and state securities laws, except that this provision shall not apply in the event of a Change of Control (as defined in the Plan).

Upon the vesting or distribution with respect to Phantom Units (or the payment of cash in lieu of distribution, at the Company’s option), the Participant is responsible for paying all applicable foreign, federal, state and local taxes, as more fully provided in Section 2.3 hereof.

All vesting of Phantom Units hereunder is subject to the forfeiture provisions of Section 1.5 hereof. The term “permanent disability”, as used in Section 1.5, shall refer to a “disability” as defined in Proposed Regulation 1.409A-3(g)(4)(i) and any successor guidance under the Code). All decisions as to whether Phantom Units have fully vested or as to whether a Participant has suffered a “permanent disability” shall be made by the Committee and its decision shall be final, binding and conclusive in the absence of clear and convincing evidence that such decision was not made in good faith.

1.2 Phantom Unit Account The Company shall maintain a Phantom Unit Account for each Participant to which shall be credited the Total Number of Phantom Restricted Units and any additional distribution equivalent rights as provided in Section 1.3 hereof.

1.3 No Rights as Holder of Common Units. The Participant is not entitled to the rights of a holder of Common Units (including, but not limited to, the right to receive distributions on Common Units) until the Common Units have been distributed to the Participant with respect to fully vested Phantom Units.

1.4 Distributions With Respect to Fully Vested Phantom Units.

(a) No distributions shall be made to Participants from or with respect to the Phantom Unit Account except to the extent that Phantom Units have fully vested and only to the extent of the fully vested Phantom Units. After Phantom Units have fully vested, payments or distributions with respect to such fully vested Phantom Units shall commence as soon as administratively feasible (but not later than the period permitted by Proposed Regulation 1.409A-1(b)(4) entitled “Short-Term Deferrals” and any successor guidance under the Code), as provided in this Section 1.4.

(b) All distributions with respect to fully vested Phantom Units (or fractions thereof) credited to the Participant’s Phantom Unit Account shall be made on a one-for-one basis in Common Units of the Partnership, except as the Company, at its option, otherwise elects as provided in Section 1.4(c) hereof. The number of Common Units of the Partnership paid shall be equal to the number of whole fully vested Phantom Units in the Participant’s Phantom Unit Account. For this purpose, any fractional fully vested Phantom Units in such Account shall be combined to equal whole fully vested Phantom Units to the extent possible. If after such combination there is any remaining fractional fully vested Phantom Unit, such remaining fractional fully vested Phantom Unit shall be distributed as an amount of cash equal to the product of multiplying such fractional fully vested Phantom Unit by the closing price for Common Units of the Partnership as published in The Wall Street Journal or in Yahoo Finance for the trading day immediately prior to the payment date.

(c) The Company, at its option, may elect to pay all or any portion of the fully vested Phantom Unit Account in cash instead of paying in Common Units of the Partnership. Phantom Units (or fractions thereof) credited to the Participant’s fully vested Phantom Unit Account shall be valued at the closing price for Common Units of the Partnership as published in The Wall Street Journal or in Yahoo Finance for the trading day immediately prior to the payment date.

(d) All payments or distributions pursuant to this Section 1.4, whether in Common Units or in cash (at the Company’s election) shall be subject to applicable foreign, federal, state and local tax withholding as provided in Section 2.3 hereof.

1.5 Forfeiture of Unvested Units Upon Termination of Employment. In the event of the termination of the employment of the Participant (whether voluntary or involuntary and regardless of the reason for the termination) with the Company or its Affiliates, all Phantom Units which have not fully vested on the date of such termination shall be deemed to be automatically forfeited, unless the Participant’s employment is on that date transferred to the Company or another Affiliate. If a Participant’s employment is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers employment to the Company or its remaining Affiliates. Notwithstanding the foregoing, in the event of the termination of the Participant’s employment with the Company or any of its Affiliates by reason of (a) a Change of Control (as defined in the Plan); (b) the death of the Participant; (c) the permanent disability of the Participant (as determined by the Committee); or (d) the retirement of the Participant at age 65 or such other age as the Committee shall approve, no forfeiture shall apply.

1.6 Nonalienation of Benefits. A Participant shall not have the right to sell, assign, transfer or otherwise convey or encumber in whole or in part the right to receive any payment under this Agreement and the right to receive any payment hereunder shall not be subject to attachment, lien or other involuntary encumbrance.

ARTICLE 2

GENERAL PROVISIONS

2.1 No Right Of Continued Employment. The receipt of this Award does not give the Participant, and nothing in the Plan or in this Agreement shall confer upon the Participant, any right to continue in the employment of the Company or any of its Affiliates. Nothing in the Plan or in this Agreement shall affect any right which the Company or any of its Affiliates may have to terminate the employment of the Participant. The distribution with respect to Phantom Units under this Agreement shall not give the Company or any of its Affiliates any right to the continued services of the Participant for any period.

2.2 No Rights As A Limited Partner. Neither the Participant nor any other person shall be entitled to the privileges of ownership of Common Units of the Partnership, limited partnership interests in the Partnership, or otherwise have any rights as a limited partner, by reason of the award of the Phantom Units covered by this Agreement.

2.3 Tax Withholding. Upon the vesting or distribution with respect to Phantom Units (or the payment of cash in lieu of distribution, at the Company’s option), the Participant is responsible to pay to the Company all required tax withholding, whether foreign, federal, state or local. All payments under Section 1.4 of this Agreement, whether in Common Units or in cash (at the Company’s option), are subject to withholding of all applicable foreign, federal, state, or local withholding taxes.

2.4 Administration. Pursuant to the Plan, the Committee is vested with conclusive authority to interpret and construe the Plan, to adopt rules and regulations for carrying out the Plan, and to make determinations with respect to all matters relating to this Agreement, the Plan and awards made pursuant thereto. The authority to manage and control the operation and administration of this Agreement shall be likewise vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of this Agreement by the Committee, and any decision made by the Committee with respect to this Agreement, shall be final and binding. The Committee may refuse to issue Common Units as provided in Section 8(f) of the Plan and, without limiting the foregoing, may refuse to issue Common Units if, in its sole discretion, the Committee determines that the issuance of such Common Units may violate federal or state securities laws or the Amended and Restated Agreement of Limited Partnership of the Company.

2.5 Effect of Plan; Construction. The entire text of the Plan is expressly incorporated herein by this reference and so forms a part of this Agreement. In the event of any inconsistency or discrepancy between the provisions of this Agreement and the terms and conditions of the Plan under which the Phantom Units are granted, the provisions of the Plan shall govern and prevail. The Phantom Units and this Agreement are each subject in all respects to, and the Company and the Participant each hereby agree to be bound by, all of the terms and conditions of the Plan, as the same may have been amended from time to time in accordance with its terms; provided, however, that no such amendment shall deprive the Participant, without the Participant’s consent, of any rights earned or otherwise due to the Participant hereunder.

2.6 Amendment, Supplement or Waiver. This Agreement shall not be amended, supplemented, or waived in whole or in part, except by an instrument in writing executed by the parties to this Agreement.

2.7 Captions. The captions at the beginning of each of the numbered Sections and Articles herein are for reference purposes only and will have no legal force or effect. Such captions will not be considered a part of this Agreement for purposes of interpreting, construing or applying this Agreement and will not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms and conditions.

2.8 Governing Law. THE VALIDITY, CONSTRUCTION, INTERPRETATION AND EFFECT OF THIS AGREEMENT SHALL EXCLUSIVELY BE GOVERNED BY AND DETERMINED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF), EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW, WHICH SHALL GOVERN.

2.9 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, sent by facsimile, by overnight courier or by registered or certified mail, postage prepaid and return receipt requested. Notices to the Company shall be deemed to have been duly given or made upon actual receipt by the Company. Such communications shall be addressed and directed to the parties listed below (except where this Agreement expressly provides that it be directed to another) as follows, or to such other address or recipient for a party as may be hereafter notified by such party hereunder:

(a) if to the Partnership or Company:	StoneMor GP LLC
155 Rittenhouse Circle
Bristol, PA 19007
Attention:	President and Chief Executive Officer

(b)    if to the Participant:    to the address for the Participant as it appears on the Company’s records.

2.10 Severability. If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof.

2.11 Entire Agreement; Counterparts; Construction. This Agreement constitutes the entire understanding and supersedes any and all other agreements, oral or written, between the parties hereto, in respect of the subject matter of this Agreement, and embodies the entire understanding of the parties with respect to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original against any party whose signature appears thereon. The rule of construction that ambiguities in a document are construed against the draftsperson shall not apply to this Agreement.

2.12 Binding Agreement. The terms and conditions of this Agreement shall be binding upon the estate, heirs, beneficiaries and other representatives of the Participant to the same extent that said terms and conditions are binding upon the Participant.

2.13 Arbitration. Any dispute or disagreement with respect to any portion of this Agreement or its validity, construction, meaning, performance, or Participant’s rights hereunder shall be settled by arbitration, conducted in Philadelphia, Pennsylvania, in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration the Participant will attempt to resolve any disputes or disagreements with the Partnership over this Agreement amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, the Participant and the Partnership may resolve the dispute by settlement. The Participant and the Partnership shall equally share the costs charged by the American Arbitration Association or its successor, but the Participant and the Partnership shall otherwise be solely responsible for their own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on the Participant and the Partnership. Further, neither Participant nor the Partnership shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award. THE PARTICIPANT HEREBY WAIVES ANY RIGHT TO A JURY TRIAL.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day first above written.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC

By:

Name:

Title:

The Participant hereby acknowledges receipt of a copy of the foregoing Restricted Phantom Unit Agreement and the Plan, and having read them, hereby signifies his or her understanding of, and his or her agreement with, their terms and conditions. The Participant hereby accepts this Restricted Phantom Unit Agreement in full satisfaction of any previous written or verbal promises made to him or her by the Partnership or the Company or any of its other Affiliates with respect to Restricted Unit or Phantom Unit grants or other grants under the Plan.

(seal)
(Signature of Participant)		(Date)